UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2008

China Solar & Clean Energy Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-12561	95-3819300
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Building 3 No. 28, Feng Tai North Road, Beijing China, 100071
(Address of principal executive offices, including zip code)

+86-10-63850516
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Securities Purchase Agreement:

On February 25, 2008, China Solar & Clean Energy Solutions, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “New Securities Purchase Agreement”) with a number of institutional investors (the “New Investors”) providing for the sale to the New Investors of up to an aggregate of approximately 4.7 million shares of the Company’s common stock (the “Shares”) for an aggregate purchase price of up to approximately $11.3 million (or $2.40 per Share). The financing is expected to close on or about February 28, 2008.

The New Securities Purchase Agreement contains representations and warranties of the Company and the Investors which are customary for transactions of this type. The New Securities Purchase Agreement also obligates the Company to indemnify the Investors for any losses arising out of any breach of the agreement or failure by the Company to perform with respect to the representations, warranties or covenants contained in the agreement.

The New Securities Purchase Agreement also contains certain covenants on the part of the Company, including the following:

•
The Company is required to deliver 1,000,000 additional shares of common stock to the investors on a pro rata basis for no additional consideration in the event that the Company’s after-tax net income for the fiscal year ending December 31, 2008 is less than $4.8 million.

•
The Company is required to deliver 1,000,000 additional shares of common stock to the investors on a pro rata basis for no additional consideration in the event that the Company’s after-tax net income for the fiscal year ending December 31, 2009 is less than $8 million.

•
The Company is required to hire a new full-time chief financial officer who is fluent in English and an expert in (x) GAAP and (y) auditing procedures and compliance for United States public companies within 45 days of the closing.

•	During the six months following the closing date, the Company may not issue any “future priced securities” as such term is described by NASD IM-4350-1

In connection with the transaction the Company has agreed to issue to the placement agent, warrants to purchase 469,150 shares of common stock exercisable for a period of five years at an exercise price equal to $2.88 per share and a transaction fee equal to 7% of the gross proceeds of the transaction.

Registration Rights Agreement

In connection with the New Securities Purchase Agreement, the Company entered into a registration rights agreement with the New Investors on February 25, 2008 which requires the Company to file with the SEC a "resale" registration statement providing for the resale of all of the Shares, the 2,000,000 make good shares and the shares underlying the placement agent warrants (collectively, the “registrable securities”) for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended.

The Company has agreed, among other things, to prepare and file an initial registration statement within 45 days of the closing date to register for resale all of the registrable securities (other than the make good shares) and to cause that registration statement to be declared effective by the earlier to occur of (i) 150 days after the closing date, or (ii) the fifth trading day following the day the Company receives notice from the SEC that the initial registration statement will not be reviewed or is no longer subject to further review and comments.

The Company has also agreed to file additional registration statements covering all of the remaining registrable securities (or such lesser number as the SEC deems appropriate) if any registrable securities could not be registered in the initial registration statement, by the 15th day following the date is able to effect the registration of such securities in accordance with any SEC restrictions.

The failure of the Company to meet this schedule and other timetables provided in the registration rights agreement could result in the imposition of liquidated damages. No liquidated damages shall accrue on or as to any registrable securities which the SEC has requested (due to the application of Rule 415) the Company to remove from the registration statement as and the required effectiveness date for such securities will be tolled until such time as the Company is able to effect the registration of those securities in accordance with any SEC restrictions.

Waiver and Consent

The Company entered into a Securities Purchase Agreement, dated as of June 13, 2007 (the “June 07 Securities Purchase Agreement”) with certain investors (the “June 07 Investors”) under which the Company issued to those investors for an aggregate purchase price of $2,750,000 (or $1.55 per share), 1,774,194 shares of Series A Preferred Stock (with each share of Series A Preferred Stock being convertible into one (1) share of common stock, subject to adjustment), five year warrants to purchase 1,774,194 shares of common stock at an exercise price $1.90 per share, and five year warrants to purchase an additional 1,774,194 shares of common stock at an exercise price of $2.40 per share.

For further information about the June 07 Securities Purchase Agreement and the transaction in which the June 07 Investors acquired their securities, please see our current report on Form 8-K filed with the SEC on June 19, 2007.

Under the terms of the June 07 Securities Purchase Agreement, the June 07 Investors were granted the right to participate in any subsequent funding by the Company on a pro rata basis. In connection with the June 07 Securities Purchase Agreement, the Company and the June 07 Investors entered into a registration rights agreement (the “June 07 Registration Rights Agreement”) under which, other things, the June 07 Investors were granted certain registration rights.

On February 25, 2008, in connection with the New Securities Purchase Agreement, the June 07 Investors executed a Waiver and Consent under which they waived the application of their right of first refusal relating to the issuance of the Shares and waived their registration rights under the June 07 Registration Rights Agreement.

The Company is a party to as agreement dated as of March 21, 2007 with Trenwith Securities, LLC (the “Trenwith Agreement”).  Under the terms of the Trenwith Agreement, Trenwith was granted certain rights and Trenwith believes that it had the right to act as placement agent with respect to this offering but the Company has disputed that right.

Item 3.02     Unregistered Sales of Equity Securities

Reference is made to Item 1.01 for information relating to the issuance of securities pursuant to the New Securities Purchase Agreement. The securities to be issued in this transaction are being issued as private placement exempt from the registration requirements of Section 5 of the Securities Act pursuant to the terms of Section 4(2) of that Act.

Item 3.03     Material Modification to Rights of Security Holders

Reference is made to Item 1.01 for information relating to the modification of rights of holders of our Series A Preferred Stock and our certain of our warrants.

Item 7.01     Regulation FD Disclosure

On February 26, 2008, the Company issued a press release announcing the execution of the New Securities Purchase Agreement, as described in Item 1.01 above. The text of the press release issued by the Company is furnished herewith as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1.	Form of Securities Purchase Agreement dated as of February 25, 2008 by and among the Company and the investors named therein.
10.2	Form of Registration Rights Agreement dated as of February 25, 2008 by and among the Company and the investors named therein

10.3	Form of Make Good Escrow Agreement dated as of February 25, 2008 by and between the Company, the investors named therein, Roth Capital Partners, LLC and Tri-State Title & Escrow, LLC, as escrow agent
10.4	Closing Escrow Agreement dated as of February 25, 2008 by and between the Company, Roth Capital Partners, LLC and Tri-State Title & Escrow, LLC, as escrow agent
10.5	Waiver and Consent dated as of February 25, 2008
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Solar & Clean Energy Solutions, Inc. (Registrant)

Date: February 25, 2008	By:	/s/ Deli Du
Deli Du
President and Chief Executive Officer